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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-3 (No. 33-59373) of our report dated March 16, 1995 relating to the financial statements of Kaneb Pipe Line Partners, L.P., which appears in this Prospectus and incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-3 (No. 33-59373) of our report dated March 16, 1995, appearing on page F-1 of Kaneb Pipe Line Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-3 (No. 33-59373) of Kaneb Pipe Line Partners, L.P. of our report dated March 22, 1995, relating to the consolidated balance sheet of Kaneb Pipe Line Company, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP
Dallas, Texas

August 29, 1995